Exhibit 21

Subsidiaries of the Registrant as of January 29, 2011

Name	Jurisdiction of Incorporation
Geoffrey Holdings, LLC	Delaware
Geoffrey International, LLC	Delaware
Geoffrey, LLC	Delaware
Giraffe Holdings, LLC	Delaware
Giraffe Junior Holdings, LLC	Delaware
MAP Real Estate, LLC	Delaware
MAP 2005 Real Estate, LLC	Delaware
Toys Acquisition, LLC	Delaware
Toys “R” Us – Delaware, Inc.	Delaware
Toys “R” Us Europe, LLC	Delaware
Toys “R” Us Property Company I, LLC	Delaware
Toys “R” Us Property Company II, LLC	Delaware
Toys “R” Us – Value, Inc.	Virginia
TRU 2005 RE I, LLC	Delaware
TRU 2005 RE II Trust	Delaware
TRU Australia Holdings, LLC	Delaware
TRU China Holdings, LLC	Delaware
TRU Hong Kong Holdings, LLC	Delaware
TRU Japan Holdings, Inc.	Delaware
TRU Japan Holdings 2, LLC	Delaware
TRU Mexico Holdings 1, LLC	Delaware
TRU – SVC, LLC	Virginia
TRU (Vermont), Inc.	Vermont
Wayne Real Estate Company, LLC	Delaware
Wayne Real Estate Holding Company, LLC	Delaware
Babies “R” Us (Australia) Pty Ltd	Australia
Toys “R” Us (Australia) Pty Ltd	Australia
Toys “R” Us Handelsgesellschaft m.b.H.	Austria
TRU BVI, LTD.	British Virgin Islands
TRU (BVI) Finance I, Ltd.	British Virgin Islands
TRU (BVI) Finance II, Ltd.	British Virgin Islands
TRU Global Sourcing Limited	British Virgin Islands
Toys “R” Us (Canada) Ltd./Toys “R” Us (Canada) Ltee	Canada
Toys “R” Us France Real Estate SAS	France
Toys “R” Us SARL	France
Toys “R” Us GmbH	Germany
TRU (HK) Limited	Hong Kong
Toys “R” Us – Japan, Ltd.	Japan
Y.K. Babiesrus Internet Japan	Japan
Y.K. Toysrus Internet Japan	Japan
TRU Netherlands Holdings B.V.	Netherlands
Toys “R” Us (China) Limited	People’s Republic of China
Toys “R” Us Poland sp. zo.o	Poland
Toys R Us Portugal, Limitada	Portugal
TRU of Puerto Rico, Inc.	Puerto Rico
Toys R Us Iberia, S.A.	Spain
Toys R Us Iberia Real Estate, S.L.	Spain
Toys R Us Madrid, S.L.	Spain
Toys “R” Us AG	Switzerland
Toys “R” Us Financial Services Limited	United Kingdom
Toys “R” Us Holdings Limited	United Kingdom
Toys ‘R’ Us Holdings (UK) Limited	United Kingdom

Toys “R” Us Limited	United Kingdom
Toys “R” Us (UK) Limited	United Kingdom
Toys “R” Us Properties Limited	United Kingdom
Toys “R” Us Properties (UK) Limited	United Kingdom
TruToys (UK) Limited	United Kingdom
TRU (UK) Holdings Limited	United Kingdom